SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2002

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

0-13257	41-16810894
(Commission File Number)	(IRS Employer Identification No

1120 Wayzata Boulevard East, Suite 201

Wayzata, MN  55391

(Address of principal executive offices and zip code)

(952) 345-2277

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

a.                    Nortech systems Incorporated (“Nortech”) has selected KPMG LLP to serve as its independent public accountants for the fiscal year ending December 31, 2002.  Larson, Allen, Weishair & Co., LLP (“Larson Allen”) has resigned as Nortech’s independent accountants effective upon completion of the December 31, 2001 audit and the September 30, 2002 quarterly review which were completed as of the date of this filing.  The decision to change accountants was approved by Nortech’s Audit Committee and Board of Directors.

b.                   In connection with its audits for the two most recent fiscal years and through the date hereof, (1) there were no disagreements with Larson Allen on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Larson Allen, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

c.                    The reports of Larson Allen on the financial statements of Nortech for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

d.                   Nortech has not consulted with KPMG during the last two years or through the date hereof on either the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion KPMG might issue on Nortech’s financial statements.

e.                    Nortech has requested that Larson Allen furnish a letter addressed to the Securities and Exchange Commission stating whether or not Larson Allen agrees with the above statements.  A copy of such letter to the Securities and Exchange Commission, dated

                January 8, 2003, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Larson, Allen, Weishair & Co., LLP to The Securities and Exchange Commission, dated January 8, 2003

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTECH SYSTEMS INCORPORATED

Date: January 8, 2003	By:	/s/ Michael Degen
Chief Executive Officer

Table of Contents

Exhibit Index

Exhibit No.	Description
16.1	Letter from Larson, Allen, Weishair & Co., LLP to The Securities and Exchange Commission, dated January 8, 2003